Exhibit 99.1

NEWS RELEASE

NETGEAR® REPORTS FOURTH QUARTER AND FULL YEAR 2022 RESULTS

SMB business delivers record quarterly and annual revenue; Q4 surpasses $100 million for 29.9% year over year growth contributing to 18.8% growth for the full year

747,000 paid subscribers for 27.9% growth year over year

SAN JOSE, California – February 1, 2023 - NETGEAR, Inc. (NASDAQ: NTGR), a global networking company that delivers innovative networking and Internet connected products to consumers and businesses, today reported financial results for the fourth quarter and full year ended December 31, 2022.

•
Fourth quarter 2022 net revenue of $249.1 million, a decrease of 0.8% from the comparable prior year quarter.
•
Fourth quarter 2022 GAAP operating loss of $12.2 million, or (4.9)% of net revenue, as compared to operating income of $0.9 million, or 0.3% of net revenue, in the comparable prior year quarter.
◦
Fourth quarter 2022 non-GAAP operating loss of $3.9 million, or (1.6)% of net revenue, as compared to non-GAAP operating income of $6.9 million, or 2.7 % of net revenue, in the comparable prior year quarter.
•
Fourth quarter 2022 GAAP net loss per diluted share of $0.21, as compared to $0.03 in the comparable prior year quarter.
◦
Fourth quarter 2022 non-GAAP net loss per diluted share of $0.03, as compared to non-GAAP net income per diluted share of $0.27 in the comparable prior year quarter.
•
Fiscal 2022 net revenue of $932.5 million, a decrease of 20.2% from the prior year.
•
Fiscal 2022 GAAP operating loss of $82.9 million, or (8.9)% of net revenue, as compared to operating income of $66.6 million, or 5.7% of net revenue, in the prior year.
◦
Fiscal 2022 non-GAAP operating loss of $15.6 million, or (1.7)% of net revenue, as compared to non-GAAP operating income of $95.1 million, or 8.1% of net revenue, in the prior year.
•
Fiscal 2022 GAAP net loss per diluted share of $2.38, as compared to net income per diluted share of $1.59 in the prior year.
◦
Fiscal 2022 non-GAAP net loss per diluted share of $0.29, as compared to non-GAAP net income per diluted share of $2.44 in the prior year.

The accompanying schedules provide a reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis.

Patrick Lo, Chairman and Chief Executive Officer of NETGEAR, commented, “In the fourth quarter, we delivered revenue of $249.1 million, near the high end of our guidance, enabled by our team’s strong execution in securing supply in a challenging environment and continuing strong demand for our SMB products. Our SMB business achieved record revenue for the third quarter in a row, contributing to a record level of annual revenue for that business as well. The nearly 30% year-on-year growth in the quarter was propelled by continued strong momentum in our ProAV managed switches as the transition of Audio Visual from analog to digital IP-based over ethernet connections progresses.”

Mr. Lo continued, “On the CHP side, while the overall U.S. consumer retail market contracted approximately 20% year on year in the fourth quarter, our premium, high end WiFi mesh systems and 5G mobile hotspots continued to grow and considerably outperformed the market, further validating our core long-term strategy of focusing primarily on the premium, higher-margin segments of the market. These affluent consumers are also more likely to subscribe to our value-added services and appear resilient in the face of a worsening macroeconomic environment. We added

81,000 paid subscribers in the fourth quarter, bringing our total paid subscriber count to 747,000, for 27.9% growth year-on-year. As we further expand the premium segment of the market, we anticipate our subscriber base growing in tandem and are confident in our ability to reach 875,000 paid subscribers by the end of 2023.”

Business Outlook

Bryan Murray, Chief Financial Officer of NETGEAR, added, “We expect to continue to experience strong underlying demand in the SMB business and the premium portion of our CHP product portfolio. However, on the retail portion of CHP we expect a normal seasonal decline coming off the holiday period, and we will continue to work with our retail channel partners to optimize their inventory levels. This should lead to improving results in CHP retail as we progress through the year. Given the strong performance in the fourth quarter, which allowed our service provider customers to improve their supply positions, we expect first quarter revenue from the service provider channel to decrease to approximately $25 million. Given these factors we expect our first quarter net revenue to be in the range of $185 million to $200 million. We expect the SMB business to continue to see improving supply which should allow us to lower our reliance on higher-cost air freight spend. This will offset the impact of reduced topline leverage relative to our recently completed fourth quarter. Accordingly, our GAAP operating margin for the first quarter is expected to be in the range of (4.7)% to (3.7)%, and non-GAAP operating margin is expected to be in the range of (2.0)% to (1.0)%. Our GAAP tax rate is expected to be approximately 30.0%, and our non-GAAP tax rate is expected to be 5.0% for the first quarter of 2023.

While we are confident in our ability to provide guidance at this time, we do so with the caveat that considerable uncertainty remains in the market due to the COVID-19 pandemic and supply chain conditions continuing to remain challenged and, should unforeseen events occur, in particular challenges related to closures affecting our manufacturing partners’ operations, increased transportation delays into any of our regional distribution or manufacturing centers, greater than expected freight or component costs, or lower than expected end market demand, our actual results could differ from the foregoing guidance.”

A reconciliation between the Business Outlook on a GAAP and non-GAAP basis is provided in the following table:

	Three months ending
	April 2, 2023
	Operating Margin Rate	Tax Rate

GAAP	(4.7)% - (3.7)%	30.0%
Estimated adjustments for[1]:
Stock-based compensation expense	2.6%	-
Amortization of intangibles	0.1%	-
Non-GAAP tax adjustments	-	(25.0)%
Non-GAAP	(2.0)% - (1.0)%	5.0%

1 Business outlook does not include estimates for any currently unknown income and expense items which, by their nature, could arise late in a quarter, including: litigation reserves, net; acquisition-related charges; impairment charges; restructuring and other charges and discrete tax benefits or detriments that cannot be forecasted (e.g., windfalls or shortfalls from equity awards or items related to the resolution of uncertain tax positions). New material income and expense items such as these could have a significant effect on our guidance and future GAAP results.

Investor Conference Call / Webcast Details

NETGEAR will review the fourth quarter and full year results and discuss management's expectations for the first quarter of 2023 today, Wednesday, February 1, 2023 at 5 p.m. ET (2 p.m. PT). The toll-free dial-in number for the live audio call is (888) 660-6468. The international dial-in number for the live audio call is (929) 201-5709. The conference ID for the call is 1030183. A live webcast of the conference call will be available on NETGEAR's Investor Relations website at http://investor.netgear.com. A replay of the call will be available via the web at http://investor.netgear.com.

About NETGEAR, Inc.

For more than 25 years, NETGEAR® (NASDAQ: NTGR) has been the innovative leader in connecting the world to the internet with advanced networking technologies for homes, businesses and service providers around the world. As staying connected has become more important than ever, NETGEAR delivers award-winning network solutions for remote work, distance learning, ultra-high def streaming, online game play and more. To enable people to collaborate and connect to a world of information and entertainment, NETGEAR is dedicated to providing a range of connected solutions. From ultra-premium Orbi Mesh WiFi systems and high-performance Nighthawk routers, to high-speed cable modems and 5G mobile wireless products to cloud-based subscription services for network management and security, to smart networking products and Video over Ethernet for Pro AV applications, NETGEAR keeps you connected. NETGEAR is headquartered in San Jose, California. Learn more on the NETGEAR Investor Page or by calling (408) 907-8000. Connect with NETGEAR: Twitter, Facebook, Instagram, LinkedIn and the NETGEAR blog at NETGEAR.com.

© 2023 NETGEAR, Inc. NETGEAR and the NETGEAR logo are trademarks or registered trademarks of NETGEAR, Inc. and its affiliates in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders. The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:

NETGEAR Investor Relations

Erik Bylin

investors@netgear.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding: NETGEAR’s future operating performance and financial condition, including expectations regarding growth, revenue, continued profitability and cash generation; expectations regarding continuing market demand for the Company’s products, including SMB and premium CHP products, and the Company’s ability to respond to this demand; the Company’s strategic shift to focusing on the premium, higher-margin segments of the market and targeting affluent consumers and consumers with the highest propensity to subscribe to NETGEAR’s service offerings; the timing, distribution, sales momentum and market acceptance of recent and anticipated new product introductions that position the Company for growth and market share gain; expectations regarding supply constraints and inventory management; expectations regarding the ability to participate in promotional activities leading to further market share gains; expectations regarding expected tax rates; expectations regarding the impact of higher transportation and component costs and corresponding price increases; expectations regarding spending in transportation costs to maximize revenue; expectations regarding repurchases of the Company’s common stock; expectations regarding the Company’s small and medium business and service provider channels; expectations regarding price increases on NETGEAR’s products; expectations regarding retail channel partners’ inventory levels; expectations regarding seasonal shifts in market demand; expectations regarding revenue from the service provider channel; and expectations regarding NETGEAR's paid subscriber base growth. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: uncertainty surrounding the duration and impact of the global COVID-19 pandemic, including with respect to the Company’s supply chain, closures affecting the operations of the Company’s manufacturing partners and potential disruptions in the Company’s transportation network, including with respect to the Company’s distribution centers; future demand for the Company's products may be lower than anticipated; the Company’s shift in focus to premium products at the expense of lower end products may not prove to be successful; the Company may be unsuccessful, or experience delays, in manufacturing and distributing its new and existing products; consumers may choose not to adopt the Company's new product offerings or adopt competing products; the Company may be unable to continue to grow its number of registered users, its number of registered app users and/or its paid subscriber base; product performance may be adversely affected by real world operating conditions; the Company may fail to manage costs, including the cost of key components, the cost of air freight and ocean freight, and the cost of developing new products and manufacturing and distribution of its existing offerings; the Company may fail to successfully manage channel inventory levels; the Company may fail to successfully continue to effect operating expense savings; changes in the level of NETGEAR's cash resources and the Company's planned usage of such resources, including potential repurchases of the Company’s common stock; changes in the Company's stock price and developments in the business that could increase the Company's cash needs; fluctuations in foreign exchange rates; and the actions and financial health of the Company's customers, including the Company’s ability to collect receivables as they become due. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part II - Item 1A. Risk Factors” in the Company's quarterly report on Form 10-Q for the fiscal quarter ended October 2, 2022, filed with the Securities and Exchange Commission on November 4, 2022. Given these circumstances, you should not place undue reliance on these forward-looking statements. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Non-GAAP Financial Information:

To supplement our unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), we disclose certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP other operating expenses, net, non-GAAP total operating expenses, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP other income (expenses), net, non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share. These supplemental measures exclude adjustments for amortization of intangibles, stock-based compensation expense, change in fair value of contingent consideration, goodwill impairment, restructuring and other charges, litigation reserves, net, gain/loss on investments, net, and adjust for effects related to non-GAAP tax adjustments. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our operating performance on a period-to-period basis because such items are not, in our view, related to our ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by offering:

• the ability to make more meaningful period-to-period comparisons of our on-going operating results;

• the ability to better identify trends in our underlying business and perform related trend analyses;

• a better understanding of how management plans and measures our underlying business; and

• an easier way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding them in the reconciliations of these non-GAAP financial measures:

Amortization of intangibles consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options, restricted stock units, performance shares and shares under the employee stock purchase plan granted to employees. We believe that the exclusion of these charges provides for more accurate comparisons of our operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, we believe it is useful to investors to understand the specific impact stock-based compensation expense has on our operating results.

Other items consist of certain items that are the result of either unique or unplanned events, including, when applicable: change in fair value of contingent consideration, goodwill impairment, restructuring and other charges, litigation reserves, net, and gain/loss on investments, net. It is difficult to predict the occurrence or estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The amounts result from events that often arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Therefore, the amounts do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred.

Non-GAAP tax adjustments consist of adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income(loss). We believe providing financial information with and without the income tax effects relating to our non-GAAP financial measures provides our management and users of the financial statements with better clarity regarding the on-going performance of our business. Non-GAAP income tax expense (benefit) is computed on a current and deferred basis with non-GAAP income (loss) consistent with use of non-GAAP income (loss) as a performance measure. The Non-GAAP tax provision (benefit) is calculated by adjusting the GAAP tax provision (benefit) for the impact of the non-GAAP adjustments, with specific tax provisions such as state income tax and Base-erosion and Anti-Abuse Tax recomputed on a non-GAAP basis. For interim periods, the non-GAAP income tax provision (benefit) is calculated based on the forecasted annual non-GAAP tax rate before discrete items and adjusted for interim discrete items. Included in the non-GAAP tax adjustments for the three and twelve months ended December 31, 2022 are adjustments to tax expense (benefit) related to differences between our prior forecasts and actual results for the twelve months ended.

Source: NETGEAR-F

-Financial Tables Attached-

NETGEAR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31, 2022	December 31, 2021

ASSETS
Current assets:
Cash and cash equivalents	$146,500	$263,772
Short-term investments	80,925	7,744
Accounts receivable, net	277,485	261,158
Inventories	299,614	315,667
Prepaid expenses and other current assets	29,767	34,752
Total current assets	834,291	883,093
Property and equipment, net	9,225	13,335
Operating lease right-of-use assets	40,868	23,176
Intangibles, net	1,329	1,856
Goodwill	36,279	80,721
Other non-current assets	97,793	76,350
Total assets	$1,019,785	$1,078,531

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$85,550	$73,729
Accrued employee compensation	24,132	24,704
Other accrued liabilities	213,476	224,584
Deferred revenue	21,128	16,500
Income taxes payable	1,685	1,528
Total current liabilities	345,971	341,045
Non-current income taxes payable	14,972	18,990
Non-current operating lease liabilities	34,085	18,569
Other non-current liabilities	3,902	3,112
Total liabilities	398,930	381,716
Stockholders’ equity:
Common stock	29	29
Additional paid-in capital	946,123	923,228
Accumulated other comprehensive income (loss)	(535)	149
Accumulated deficit	(324,762)	(226,591)
Total stockholders’ equity	620,855	696,815
Total liabilities and stockholders’ equity	$1,019,785	$1,078,531

NETGEAR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share and percentage data)

(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2022	October 2, 2022	December 31, 2021	December 31, 2022	December 31, 2021

Net revenue	$249,103	$249,587	$251,187	$932,472	$1,168,073
Cost of revenue	187,407	181,058	176,488	681,923	802,236
Gross profit	61,696	68,529	74,699	250,549	365,837
Gross margin	24.8%	27.5%	29.7%	26.9%	31.3%
Operating expenses:
Research and development	20,250	22,167	23,080	88,443	92,967
Sales and marketing	35,340	34,203	36,230	139,675	145,961
General and administrative	14,618	13,949	14,575	56,316	59,659
Goodwill impairment	—	—	—	44,442	—
Other operating expenses (income), net	3,666	361	(37)	4,597	653
Total operating expenses	73,874	70,680	73,848	333,473	299,240
Income (loss) from operations	(12,178)	(2,151)	851	(82,924)	66,597
Operating margin	(4.9)%	(0.9)%	0.3%	(8.9)%	5.7%
Other income (expenses), net	2,066	638	(1,108)	902	(1,093)
Income (loss) before income taxes	(10,112)	(1,513)	(257)	(82,022)	65,504
Provision for (benefit from) income taxes	(4,068)	(4,314)	734	(13,035)	16,117
Net income (loss)	$(6,044)	$2,801	$(991)	$(68,987)	$49,387

Net income (loss) per share:
Basic	$(0.21)	$0.10	$(0.03)	$(2.38)	$1.63
Diluted	$(0.21)	$0.10	$(0.03)	$(2.38)	$1.59

Weighted average shares used to compute net income (loss) per share:
Basic	28,959	28,891	29,456	29,007	30,241
Diluted	28,959	29,029	29,456	29,007	31,002

NETGEAR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Twelve Months Ended
	December 31, 2022	December 31, 2021
Cash flows from operating activities:
Net income (loss)	$(68,987)	$49,387
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	10,070	13,906
Stock-based compensation	17,734	25,995
Gain/loss on investments, net	(87)	1,362
Goodwill impairment	44,442	—
Change in fair value of contingent consideration	—	(3,003)
Deferred income taxes	(21,842)	4,498
Provision for excess and obsolete inventory	3,657	3,877
Changes in assets and liabilities:
Accounts receivable, net	(16,327)	75,894
Inventories	12,396	(147,432)
Prepaid expenses and other assets	5,696	(4,127)
Accounts payable	11,857	(16,493)
Accrued employee compensation	(572)	(10,316)
Other accrued liabilities	(13,333)	4,869
Deferred revenue	5,425	2,978
Income taxes payable	(3,862)	(5,974)
Net cash used in operating activities	(13,733)	(4,579)
Cash flows from investing activities:
Purchases of short-term investments	(153,577)	(146)
Proceeds from maturities of short-term investments	80,417	710
Purchases of property and equipment	(5,757)	(9,864)
Purchases of long-term investments	(600)	(685)
Net cash used in investing activities	(79,517)	(9,985)
Cash flows from financing activities:
Repurchases of common stock	(24,377)	(75,000)
Restricted stock unit withholdings	(4,806)	(7,660)
Proceeds from exercise of stock options	743	9,620
Proceeds from issuance of common stock under employee stock purchase plan	4,418	4,916
Net cash used in financing activities	(24,022)	(68,124)
Net decrease in cash and cash equivalents	(117,272)	(82,688)
Cash and cash equivalents, at beginning of period	263,772	346,460
Cash and cash equivalents, at end of period	$146,500	$263,772

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except percentage data)

(Unaudited)

STATEMENT OF OPERATIONS DATA:

	Three Months Ended			Twelve Months Ended
	December 31, 2022	October 2, 2022	December 31, 2021	December 31, 2022	December 31, 2021

GAAP gross profit	$61,696	$68,529	$74,699	$250,549	$365,837
GAAP gross margin	24.8%	27.5%	29.7%	26.9%	31.3%
Amortization of intangibles	128	129	129	514	631
Stock-based compensation expense	326	283	477	1,353	2,103
Non-GAAP gross profit	$62,150	$68,941	$75,305	$252,416	$368,571
Non-GAAP gross margin	24.9%	27.6%	30.0%	27.1%	31.6%

GAAP research and development	$20,250	$22,167	$23,080	$88,443	$92,967
Stock-based compensation expense	(1,027)	(968)	(1,329)	(4,177)	(5,161)
Non-GAAP research and development	$19,223	$21,199	$21,751	$84,266	$87,806

GAAP sales and marketing	$35,340	$34,203	$36,230	$139,675	$145,961
Amortization of intangibles	—	—	—	—	(1,266)
Stock-based compensation expense	(1,328)	(1,249)	(1,887)	(5,603)	(7,628)
Non-GAAP sales and marketing	$34,012	$32,954	$34,343	$134,072	$137,067

GAAP general and administrative	$14,618	$13,949	$14,575	$56,316	$59,659
Stock-based compensation expense	(1,787)	(940)	(2,230)	(6,601)	(11,103)
Non-GAAP general and administrative	$12,831	$13,009	$12,345	$49,715	$48,556

GAAP other operating expenses (income), net	$3,666	$361	$(37)	$4,597	$653
Change in fair value of contingent consideration	—	—	—	—	3,003
Restructuring and other charges	(3,666)	(361)	37	(4,577)	(3,341)
Litigation reserves, net	—	—	—	(20)	(315)
Non-GAAP other operating expenses, net	$—	$—	$—	$—	$—

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

(In thousands, except percentage data)

(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Twelve Months Ended
	December 31, 2022	October 2, 2022	December 31, 2021	December 31, 2022	December 31, 2021

GAAP total operating expenses	$73,874	$70,680	$73,848	$333,473	$299,240
Amortization of intangibles	—	—	—	—	(1,266)
Stock-based compensation expense	(4,142)	(3,157)	(5,446)	(16,381)	(23,892)
Change in fair value of contingent consideration	—	—	—	—	3,003
Goodwill impairment	—	—	—	(44,442)	—
Restructuring and other charges	(3,666)	(361)	37	(4,577)	(3,341)
Litigation reserves, net	—	—	—	(20)	(315)
Non-GAAP total operating expenses	$66,066	$67,162	$68,439	$268,053	$273,429

GAAP operating income (loss)	$(12,178)	$(2,151)	$851	$(82,924)	$66,597
GAAP operating margin	(4.9)%	(0.9)%	0.3%	(8.9)%	5.7%
Amortization of intangibles	128	129	129	514	1,897
Stock-based compensation expense	4,468	3,440	5,923	17,734	25,995
Change in fair value of contingent consideration	—	—	—	—	(3,003)
Goodwill impairment	—	—	—	44,442	—
Restructuring and other charges	3,666	361	(37)	4,577	3,341
Litigation reserves, net	—	—	—	20	315
Non-GAAP operating income (loss)	$(3,916)	$1,779	$6,866	$(15,637)	$95,142
Non-GAAP operating margin	(1.6)%	0.7%	2.7%	(1.7)%	8.1%

GAAP other income (expenses), net	$2,066	$638	$(1,108)	$902	$(1,093)
Gain/loss on investments, net	20	(52)	1,188	271	1,362
Non-GAAP other income (expenses), net	$2,086	$586	$80	$1,173	$269

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

(In thousands, except per share data)

(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Twelve Months Ended
	December 31, 2022	October 2, 2022	December 31, 2021	December 31, 2022	December 31, 2021

GAAP net income (loss)	$(6,044)	$2,801	$(991)	$(68,987)	$49,387
Amortization of intangibles	128	129	129	514	1,897
Stock-based compensation expense	4,468	3,440	5,923	17,734	25,995
Change in fair value of contingent consideration	—	—	—	—	(3,003)
Goodwill impairment	—	—	—	44,442	—
Restructuring and other charges	3,666	361	(37)	4,577	3,341
Litigation reserves, net	—	—	—	20	315
Gain/loss on investments, net	20	(52)	1,188	271	1,362
Non-GAAP tax adjustments	(3,109)	(715)	1,908	(7,085)	(3,505)
Non-GAAP net income (loss)	$(871)	$5,964	$8,120	$(8,514)	$75,789

NET INCOME (LOSS) PER DILUTED SHARE:
GAAP net income (loss) per diluted share	$(0.21)	$0.10	$(0.03)	$(2.38)	$1.59
Amortization of intangibles	0.00	0.00	0.00	0.02	0.06
Stock-based compensation expense	0.15	0.12	0.20	0.61	0.84
Change in fair value of contingent consideration	—	—	—	—	(0.10)
Goodwill impairment	—	—	—	1.53	—
Restructuring and other charges	0.13	0.01	(0.00)	0.16	0.11
Litigation reserves, net	—	—	—	0.00	0.01
Gain/loss on investments, net	0.00	(0.00)	0.04	0.01	0.04
Non-GAAP tax adjustments	(0.10)	(0.02)	0.06	(0.24)	(0.11)
Non-GAAP net income (loss) per diluted share[1]	$(0.03)	$0.21	$0.27	$(0.29)	$2.44

Shares used in computing GAAP net income (loss) per diluted share	28,959	29,029	29,456	29,007	31,002
Shares used in computing non-GAAP net income (loss) per diluted share	28,959	29,029	29,822	29,007	31,002

1 The per share reconciliation of GAAP to non-GAAP may not aggregate due to both calculations utilizing a different share basis. The GAAP net loss per diluted share calculation uses a lower share count as it excludes potentially dilutive shares included in the non-GAAP net income per diluted share calculation.

NETGEAR, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands, except per share data, DSO, inventory turns, weeks of channel inventory, headcount and percentage data)

(Unaudited)

	Three Months Ended
	December 31, 2022	October 2, 2022	July 3, 2022	April 3, 2022	December 31, 2021

Cash, cash equivalents and short-term investments	$227,425	$233,197	$250,137	$263,788	$271,516
Cash, cash equivalents and short-term investments per diluted share	$7.85	$8.03	$8.66	$8.99	$9.10

Accounts receivable, net	$277,485	$259,908	$217,873	$219,911	$261,158
Days sales outstanding (DSO)	100	95	89	97	93

Inventories	$299,614	$298,090	$300,796	$327,309	$315,667
Ending inventory turns	2.5	2.4	2.2	1.9	2.2

Weeks of channel inventory:
U.S. retail channel	10.4	13.5	18.2	19.6	12.7
U.S. distribution channel	5.2	3.6	3.8	4.1	3.0
EMEA distribution channel	8.7	5.3	6.2	6.6	6.8
APAC distribution channel	18.5	16.0	14.0	14.4	13.4

Deferred revenue (current and non-current)	$25,025	$22,868	$21,593	$21,305	$19,600

Headcount	691	731	740	766	771
Non-GAAP diluted shares	28,959	29,029	28,891	29,350	29,822

NET REVENUE BY GEOGRAPHY

	Three Months Ended						Twelve Months Ended
	December 31, 2022		October 2, 2022		December 31, 2021		December 31, 2022		December 31, 2021

Americas	$159,175	64%	$169,360	68%	$159,419	63%	$617,211	66%	$786,326	67%
EMEA	52,715	21%	44,827	18%	50,027	20%	179,358	19%	229,829	20%
APAC	37,213	15%	35,400	14%	41,741	17%	135,903	15%	151,918	13%
Total	$249,103	100%	$249,587	100%	$251,187	100%	$932,472	100%	$1,168,073	100%

NETGEAR, INC.

SUPPLEMENTAL FINANCIAL INFORMATION (CONTINUED)

(In thousands)

(Unaudited)

NET REVENUE BY SEGMENT

	Three Months Ended			Twelve Months Ended
	December 31, 2022	October 2, 2022	December 31, 2021	December 31, 2022	December 31, 2021

Connected Home	$149,036	$150,581	$174,152	$558,823	$853,472
SMB	100,067	99,006	77,035	373,649	314,601
Total net revenue	$249,103	$249,587	$251,187	$932,472	$1,168,073

SERVICE PROVIDER NET REVENUE

	Three Months Ended			Twelve Months Ended
	December 31, 2022	October 2, 2022	December 31, 2021	December 31, 2022	December 31, 2021

Connected Home	$55,787	$40,448	$29,697	148,331	$129,052
SMB	719	1,171	711	4,234	2,481
Total service provider net revenue	$56,506	$41,619	$30,408	152,565	$131,533